SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 17, 2004

(Date of Report)

November 17, 2004

(Date of Earliest Event Reported)

DESERT MINING, INC.

(Exact Name of Registrant as Specified in its Charter)

                     Nevada                                          0-32123                                87-0664962

(State or other jurisdiction of incorporation)   Commission File Number         (IRS Employer I.D. No.)

4328 Hwy. 66, Longmont, CO 80504

 (Address of Principal Executive Offices)

(970) 535-6213

 (Registrant's Telephone Number)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.01, Completion of Acquisition

On November 17, 2004, Desert Mining, Inc. completed the acquisition of 44 Mag Production, Inc., a Nevada corporation.  The acquisition was accomplished by a share exchange agreement where Desert exchanged 2,500,000 shares of its restricted common stock, $.001 par value to acquire 100% of the issued and outstanding stock of 44 Mag Production, Inc.  44 Mag Production, Inc. is now a wholly owned subsidiary of Desert.

44 Mag Production is a natural gas production company located in Colorado.  44 Mag’s lease base complements Desert’s CBM leases in Wyoming’s Powder River Basin.  44 Mag’s assets include the following:

Box Elder Prospect

T54N-R80W Sheridan County, WY

Section 3

S/2SW/4

Section 4

S/2SE/4; SW/4

Section 9

N/2

Section 10

N/2N/2

Spotted Horse Prospect

T54N-T74N Campbell County, WY

Section 12

NW/4; E/2NE/4

(1/3 interest owned, 2/3 interest acquired from

Cammeran Petroleum under a Farmout Agreement)

T55N-R75W Campbell County, WY

Section 35

NE/4SE/4

Pursuant to the terms of the acquisition agreement, Mr. Randall Anderson joined Desert’s management team as a Director and Chief Executive Officer.  Mr. Anderson brings extensive managerial experience with a strong background in finance as well as more than 20 years experience in the oil and gas industry.  Since 2000 Mr. Anderson has been an officer of Wolverine Energy, LLC, holding such positions as Vice President – Finance, Chief Financial Officer and Vice President – Business Development.  Prior to Wolverine Energy, from 1997 to 2000, Mr. Anderson was employed by Paxton Resources, LLC as Controller.   From 1987 to 1996, Mr. Anderson was employed by Kerr-McGee Corporation where he held various positions in Finance and Administration.  During his time with Kerr-McGee, Mr. Anderson spent two years in Beijing, China where he was responsible for the operational accounting and treasury functions.  Mr. Anderson holds a Bachelor of Commerce (Honors) degree from the University of Manitoba and is a Certified Management Accountant.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial statements of businesses acquired will be included in an amendment to this Form 8-K within 60 days.

(b)

Pro Forma information will be included in an amendment to this Form 8-K within 60 days.

(c)  Exhibits.

     Exhibit

SEC

Description of Exhibit

     Number

Reference

1

2

Exchange Agreement with 44 Mag Production, Inc.

SIGNATURES

In accordance with the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DESERT MINING, INC.

Date:  November 17, 2004

By: /s/ Peter K. Nelson

Peter K. Nelson

President

2